SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[X] Preliminary proxy statement.

[  ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2)).

[  ] Definitive proxy statement.

[  ] Definitive additional materials.

[  ] Soliciting material under Rule 14a-12.

                          FIRST AVIATION SERVICES, INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                    WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
                   WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
                 WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
                       WYNNEFIELD CAPITAL MANAGEMENT, LLC
                            WYNNEFIELD CAPITAL, INC.
                                   NELSON OBUS
                                JOSHUA H. LANDES
                    WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN
 -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                          FIRST AVIATION SERVICES, INC.
                   ------------------------------------------

                       2004 ANNUAL MEETING OF SHAREHOLDERS
                   ------------------------------------------

                     PROXY STATEMENT OF THE WYNNEFIELD GROUP
                   ------------------------------------------

                                IN OPPOSITION TO
                 THE MANAGEMENT OF FIRST AVIATION SERVICES, INC.
                   ------------------------------------------

                     WHY YOU WERE SENT THIS PROXY STATEMENT

This Proxy Statement and accompanying GREEN proxy card are being furnished to holders (the "Shareholders") of the common stock, par value $.01 per share (the "Common Stock"), of First Aviation Services, Inc., a Delaware corporation (the "Company" or "FAVS"), in connection with the solicitation of proxies (the "Proxy Solicitation") by The Wynnefield Group ("the Group," "we" or "us"). The Company's proxy statement for its 2004 Annual Meeting of Shareholders (the "Annual Meeting"), when it becomes available, will contain the date, time, and place of the Annual Meeting. Shareholders who own the Common Stock on the record date for the Annual Meeting (the "Annual Meeting Record Date"), as determined by the Company's board of directors (the "Board"), will be entitled to vote at the Annual Meeting. The Company's principal executive offices are located at 15 Riverside Avenue, Westport, Connecticut 06880.

This Proxy Statement and GREEN proxy card are being first mailed or furnished to Shareholders on or about May __, 2004.

At the Annual Meeting, the Company is expected to seek (1) the election of two directors for a term expiring at the Annual Meeting in the year 2007, (2) the ratification of the appointment of Ernst & Young LLP as independent auditors, and (3) defeat of a Shareholder proposal submitted by the Group requesting that the Board take steps to provide for cumulative voting in future elections of directors.

The Wynnefield Group, members of which own, as of the date of this Proxy Statement, an aggregate of 2,168,444 shares of Common Stock, is the Company's largest outside Shareholder, holding 29.8% of the outstanding Common Stock. We seek to elect one candidate, Nelson Obus (the "Group Nominee"), to the Board. The Wynnefield Group is soliciting the votes of other Shareholders in favor of the election of the Group Nominee and in favor of the proposal for cumulative voting. The outcome of the vote on the proposal for cumulative voting will not affect the method of voting in director elections at this year's Annual Meeting.

THE WYNNEFIELD GROUP BELIEVES THAT THE COMPANY'S MANAGEMENT SHOULD LISTEN TO OUTSIDE SHAREHOLDERS AND FEEL COMPELLED TO ELECT MR. OBUS TO THE BOARD AND ADOPT CUMULATIVE VOTING IF THEY DETERMINE THAT IS WHAT OUTSIDE SHAREHOLDERS WANT.

CONSEQUENTLY IT IS IMPORTANT THAT AS MANY OUTSIDE SHAREHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. PLEASE RETURN YOUR EXECUTED GREEN PROXY CARD PROMPTLY.

Our solicitation of votes is in opposition to the persons nominated for election as directors by management. However, as we are nominating only one person for election as a director and there are two open positions, the GREEN proxy card may be voted for only one nominee and at least one of management's nominees will be elected as a director of the Company.

WE BELIEVE THE ELECTION OF THE GROUP NOMINEE AND APPROVAL OF THE SHAREHOLDER PROPOSAL WILL SEND A STRONG MESSAGE TO THE COMPANY AND TO MANAGEMENT. WE ALSO BELIEVE THAT IF THE GROUP NOMINEE IS ELECTED TO THE BOARD, HE WILL BE ABLE TO ENCOURAGE THE COMPANY TO TAKE STEPS TO INCREASE SHAREHOLDER VALUE AND TO MONITOR CLOSELY MANAGEMENT'S PROGRESS WITH RESPECT TO THESE EFFORTS.

Because we are nominating only one person for election as a director and there are two open positions, and because First Equity Group, Inc. ("First Equity"), which is owned entirely by the Company's Chairman of the Board and CEO, Aaron Hollander and Michael Culver, owns over 50% of the Company's stock, there can be no assurance that the election of the Group Nominee will result in maximizing Shareholder value.

The Wynnefield Group consists of Wynnefield Partners Small Cap Value, L.P., a Delaware limited partnership ("Wynnefield Partners LP"); Wynnefield Partners Small Cap Value, L.P. I, a Delaware limited partnership ("Wynnefield Partners LP I"); Wynnefield Small Cap Value Offshore Fund, Ltd., a private investment company organized under the laws of the Cayman Islands ("Wynnefield Value Fund"); Wynnefield Capital Management, LLC, a New York limited liability company that is the general partner of Wynnefield Partners LP and Wynnefield Partners LP I ("WCM"); Wynnefield Capital, Inc., a Delaware corporation ("WCI") that is the sole investment manager of Wynnefield Value Fund; Wynnefield Capital, Inc. Profit Sharing Plan (the "Plan"), an employee profit sharing plan of WCI; Joshua
H. Landes, as vice president of WCI and co-managing member of WCM; and Nelson Obus, individually and as president of WCI and co-managing member of WCM. Additional information concerning The Wynnefield Group is set forth under the heading "Certain Information Regarding the Participants."

Remember, your latest dated proxy is the one that counts, so sign and return the GREEN proxy card even if you previously delivered a proxy to the Company. We urge you not to return any proxy card sent to you by the Company. Please note, however, that if you sign and return our GREEN proxy card, you will not have an opportunity to vote for either management nominee and will be precluded from voting for any nominee to one of the two positions up for election on the Company's Board.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU HOLD. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, OR NOMINEE, ONLY THAT BROKERAGE FIRM, BANK, OR NOMINEE CAN VOTE YOUR SHARES AND THEN ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. Accordingly, please sign and return the GREEN proxy card in the envelope provided by your bank or broker or contact the person responsible for your account and give instructions for your shares to be voted for the Group Nominee and for the Shareholder proposal for cumulative voting.

If your shares are registered in more than one name, the GREEN proxy card should be signed by all the registered owners to ensure that all shares are voted for the Group Nominee and for the Shareholder proposal for cumulative voting.

HOLDERS OF RECORD OF SHARES OF COMMON STOCK ON THE ANNUAL MEETING RECORD DATE ARE URGED TO SUBMIT THE GREEN PROXY CARD EVEN IF YOUR SHARES HAVE BEEN SOLD AFTER THAT DATE. The Company's proxy statement for the Annual Meeting, when it becomes available, will indicate the number of shares of Common Stock that were outstanding as of the Annual Meeting Record Date. Each share of Common Stock is entitled to one vote at the Annual Meeting.

If you have any questions or need assistance in voting your shares, please call Lawrence E. Dennedy or Daniel M. Sullivan of MacKenzie Partners, Inc., at (800) 322-2885 or Nelson Obus of The Wynnefield Group at (212) 760-0134.

        WHY THE WYNNEFIELD GROUP IS NOMINATING NELSON OBUS AS A DIRECTOR

WE ARE NOMINATING MR. NELSON OBUS AS A DIRECTOR IN OPPOSITION TO MANAGEMENT'S SLATE BECAUSE WE BELIEVE, AND RESULTS CONFIRM, THAT THE COMPANY HAS MADE VIRTUALLY NO PROGRESS TOWARDS ARTICULATING AND EXECUTING A PROFITABLE BUSINESS PLAN. WE BELIEVE THE COMPANY NEEDS TO MAKE IMMEDIATE PROGRESS TOWARDS EXECUTING SUCH A PLAN OR, ALTERNATIVELY, NEEDS TO CONSIDER A TRANSACTION TO RELEASE VALUE IMMEDIATELY FOR ALL SHAREHOLDERS. MR. OBUS, IF ELECTED TO THE BOARD, WILL MAKE CONCRETE SUGGESTIONS FOR DEVELOPING A PROFITABLE BUSINESS PLAN AND, IF SUCH A PLAN IS NOT IMPLEMENTED WITHIN A REASONABLE TIME, WILL PRESS FOR A TRANSACTION THAT RELEASES VALUE TO ALL SHAREHOLDERS.

Mr. Obus is a long-term investor in the Company, both in his individual capacity and as manager of the Wynnefield funds, having first invested in the Company over six years ago, shortly after its initial public offering ("IPO"). The Group believes all Shareholders would benefit from his experience as a director of publicly traded companies and his 20 years of experience as a professional value investor.

LAST YEAR'S CONTEST

In our proxy statement for last year's annual meeting, we identified the following grounds for our frustration with the Company's direction:

o The Common Stock had not traded above book value since the second quarter of fiscal 2001.

o     Losses in  fiscal  2003  (the  Company  reported  losses  from  continuing
      operations,   before  charges  resulting  from  accounting   changes,   of
      ($3,199,000) for that year).

o Enrichment of management, despite the Company's losses, through bonuses ($175,000 to the CEO for 2003) and the payment of advisory fees to First Equity (owned by FAVS' CEO and Chairman).

o Our belief that the Company failed to adjust to challenging industry conditions as successfully as its major competitor Aviall, Inc., whose stock had already rebounded to $9.85 per share (a 112% increase over its November 2001 low) before last year's June 2003 annual meeting.

o Our belief that the Company failed to execute its business strategy stated in its 1997 IPO prospectus of making acquisitions of complementary businesses (we noted that the Company sold its National Airmotive Corporation subsidiary in 1999 for net cash of $44 million and subsequently completed only one small $4.6 million acquisition of Superior Air Parts).

o Our belief that the Company's dividend of $1.00 per share in January 2003 reduced the amount of the Company's working capital, thereby diminishing its ability to expand its logistics operations or to acquire other complementary business.

o Failure of the Company to report separately in its financial statements on supply-chain management (or logistics) operations (which management described in the Company's December 2003 investor conference call as the "rationale for this Company being public").

ALTHOUGH LAST YEAR WE HAD ONLY TWO BUSINESS DAYS TO MAKE SOLICITATIONS AFTER OUR DEFINITIVE PROXY STATEMENT FOR LAST YEAR'S ANNUAL MEETING WAS FILED, WE RECEIVED SUBSTANTIAL SUPPORT FROM SHAREHOLDERS OTHER THAN EXECUTIVE MANAGEMENT. MR. OBUS RECEIVED OVER TWO-THIRDS OF VOTES CAST EXCLUDING SHARES CONTROLLED BY EXECUTIVE MANAGEMENT. MULTIPLE SHAREHOLDERS VOICED SUPPORT FOR OUR POSITION IN THE JUNE 2003 INVESTOR CONFERENCE CALL FOLLOWING THE ELECTION.

OUR CONTINUING CONCERNS

Events since last year's annual meeting give us no sense that the Company made discernible progress towards articulating and executing a profitable business plan. Since last year:

o THE COMMON STOCK TRADES NEAR OR BELOW THE COMPANY'S NET/NET WORKING CAPITAL PER SHARE ((current assets minus total liabilities) divided by outstanding shares), which was $4.59 as of the end of the third quarter of fiscal 2004, the last date for which data was available at the date of this proxy statement. TRADING NEAR OR BELOW NET/NET WORKING CAPITAL (LIQUIDATION VALUE) PER SHARE INDICATES THAT THE MARKET ASCRIBES LITTLE OR NO VALUE TO THE COMPANY'S BUSINESS MODEL.

o FAVS Common Stock CONTINUES TO TRADE BELOW BOOK VALUE AS IT HAS FOR OVER THREE YEARS, as shown by the table below:

            --------------------------------------------------------
                            Per-Share Book Value      Low     High
                             at Start of Period       Sale    Sale
            --------------------------------------------------------
            Q4 '04                 $5.02             $3.41   $4.80
            --------------------------------------------------------
            Q3 '04                  4.99              3.20    4.31
            --------------------------------------------------------
            Q2 '04                  5.02              2.71    4.10
            --------------------------------------------------------
            Q1 '04                  4.98              2.51    3.77
            --------------------------------------------------------
            Q4 '03                  6.42              3.54    5.33
            --------------------------------------------------------
            Q3 '03                  6.40              3.50    4.75
            --------------------------------------------------------
            Q2 '03                  6.43              4.50    5.15

            --------------------------------------------------------
                            Per-Share Book Value      Low     High
                             at Start of Period       Sale    Sale
            --------------------------------------------------------
            Q1 '03                 $6.80             $4.60   $5.15
            --------------------------------------------------------
            Q4 '02                  6.68              4.09    5.20
            --------------------------------------------------------
            Q3 '02                  6.77              4.06    4.96
            --------------------------------------------------------
            Q2 '02                  6.67              4.37    4.98
            --------------------------------------------------------
            Q1 '02                  6.66              4.00    4.88
            --------------------------------------------------------
            Q4 '01                  6.78              3.75    5.38
            --------------------------------------------------------
            Q3 '01                  6.69              3.75    5.63
            --------------------------------------------------------
            Q2 '01                  6.74              4.75    7.00
            --------------------------------------------------------

o ON THE OTHER HAND, THE COMPANY'S COMPETITOR AVIALL, INC. CONTINUED ITS STRONG PERFORMANCE. Its stock reached $16.50 per share in December 2003 (150% of book value per share, a 255% increase over Aviall's low closing sale price in November 2001, and 482% of net/net working capital per share of $3.42 based on Aviall's balance sheet as of September 30, 2003). IN OUR OPINION, AVIALL'S SUPERIOR STOCK PERFORMANCE REFLECTS THE MARKET'S RECOGNITION OF AVIALL'S SUCCESSFUL BUSINESS MODEL, WHICH HAS CONTINUALLY BEEN ADJUSTED TO SUIT CHANGING INDUSTRY CONDITIONS.

o FAVS reported CUMULATIVE LOSSES OF ($82,000) OR ($0.01) PER SHARE (BEFORE CHARGES RESULTING FROM ACCOUNTING CHANGES) OVER THE FIRST THREE QUARTERS OF FISCAL 2004. The fiscal 2004 losses follow reported average annual losses from continuing operations (before charges resulting from accounting changes) of ($1,161,000) or ($0.16) per share over fiscal 2001, 2002, and 2003, or TOTAL LOSSES FROM CONTINUING OPERATIONS OF ($3,483,000) OR ($.48) PER SHARE FOR THOSE THREE FISCAL YEARS.

o The Company HAS NOT REPORTED RENEWING or otherwise informed investors of the status of ITS KEY SUPPLIER CONTRACT with New Piper Aircraft, Inc. ("New Piper"), which expired on December 31, 2003. The New Piper parts distribution business represents approximately 10% of the Company's total net sales.

o FAVS STILL DOES NOT REPORT SEPARATELY IN ITS FINANCIAL STATEMENTS ON SUPPLY-CHAIN MANAGEMENT (LOGISTICS) OPERATIONS or discuss the terms or structure of the Company's contracts in this area at a level of detail that the Group believes would permit meaningful evaluation.

o In the Company's August 2002 investor conference call, management indicated that, due to the Company's conservative approach following sale of its National Airmotive Corporation subsidiary, the Company was well positioned to take advantage of favorable valuations in a depressed market environment. WE ARE CONCERNED THAT ACQUISITIONS MAY BE LESS ACCRETIVE NOW THAT INDUSTRY CONDITIONS ARE IMPROVING. WE BELIEVE THE COMPANY HAS MISSED AN OPPORTUNITY TO IMPLEMENT THE STRATEGY OF GROWTH THROUGH ACQUISITIONS DURING THE INDUSTRY DOWNTURN. ACQUISITIONS WERE DESCRIBED AS AN IMPORTANT FEATURE OF THE COMPANY'S BUSINESS PLAN SINCE THE TIME OF ITS IPO. NOW THE COMPANY HAS SUBSTANTIALLY DEPLETED ITS RESOURCES FOR ACQUISITIONS BY DISTRIBUTING OVER $7,000,000 THROUGH A JANUARY 2003 SPECIAL DIVIDEND.

o FAVS COMMON STOCK WAS REMOVED FROM THE NASDAQ NATIONAL MARKET TIER and placed on the Nasdaq SmallCap tier for failure to maintain the requisite $5 million public float.

o IN APRIL 2004, GERALD SCHLESINGER RESIGNED AS PRESIDENT OF THE COMPANY'S AEROSPACE PRODUCTS INTERNATIONAL INC. ("API") SUBSIDIARY TO JOIN NETJETS INC., OWNED BY WARREN BUFFET'S BERKSHIRE HATHAWAY. Mr. Schlesinger was an experienced and well respected figure in the general aviation industry who the Group believes was critical to forming and maintaining API's key relationships in the industry. MR. SCHLESINGER'S RESIGNATION CONTINUES A RECENT HISTORY OF MANAGEMENT TURNOVER, including resignation of John Marsalisi as CFO in October 2001, the appointment of Michael Davidson to the position in April 2002 to replace him, and the replacement of Mr. Davidson by Robert Constantini in October 2003.

SELF-DEALING BY MANAGEMENT

DESPITE THE COMPANY'S FAILURE TO GENERATE CONSISTENT PROFITS, THE CURRENT BOARD CONTINUES TO PERMIT SUBSTANTIAL BENEFITS TO EXECUTIVE MANAGEMENT THROUGH THE COMPANY'S RELATIONSHIP WITH FIRST EQUITY, WHICH IS OWNED ENTIRELY BY THE COMPANY'S CHAIRMAN AND ITS CEO. First Equity owns over 50% of the Company's stock and has voting power to elect all five members of the Board.

The Board continues to permit the following agreements with First Equity:

o An agreement for investment and financial advisory services relating to potential acquisitions and other financial transactions. Pursuant to this agreement, THE COMPANY PAID FIRST EQUITY MORE THAN $1,000,000 IN FEES over fiscal 2001, 2002, and 2003, despite completing only one small ($4.6 million) acquisition during that time. WHAT RETURN HAVE SHAREHOLDERS RECEIVED FOR THESE FEES?

o AN UNNECESSARY LEASE OF SPACE OWNED BY FIRST EQUITY BY THE COMPANY FOR MAINTENANCE OF HEADQUARTERS IN WESTPORT, CONNECTICUT, DESPITE THE AVAILABILITY OF SUFFICIENT SPACE AT THE COMPANY'S MEMPHIS, TENNESSEE FACILITY.

o Management estimated during the June 2003 investor conference call that MAINTAINING THE SEPARATE HEADQUARTERS RESULTS IN AN INCREMENTAL COST TO THE COMPANY OF UP TO $100,000 PER YEAR. Insufficient information is available to confirm this amount, which Wynnefield believes is low.

OUR CHALLENGE TO THE BOARD

We have met with the Company's Board periodically to offer suggestions for realizing Shareholder value. In September 2003, we met with the independent directors of the Company to discuss how long they intended to wait for the Company's fortunes to improve before actively pursuing a value-releasing transaction, such as a sale, merger, or going-private transaction. IN A LETTER DATED NOVEMBER 3, 2003, THE OUTSIDE DIRECTORS REJECTED OUR REQUEST THAT THEY COMMIT TO AN AGREED RATE-OF-RETURN ON ASSETS AND TO PURSUE A VALUE-RELEASING TRANSACTION IF THAT GOAL WAS NOT ACHIEVED WITHIN A SPECIFIED TIME FRAME. WE THINK A COMMITMENT TO ACHIEVE

TANGIBLE POSITIVE RESULTS WITHIN SOME QUANTIFIABLE BUT REASONABLE TIME FRAME IS REQUIRED TO REALIZE VALUE FOR ALL SHAREHOLDERS.

HOW ELECTING OUR NOMINEE WILL HELP

If elected, Mr. Obus will be only one of five directors constituting the Company's Board. Accordingly, as a single director, any plans or suggestions put forth by Mr. Obus would require the additional vote of at least two other directors to commit the Board to any specific strategy. A position on the Board, however, WOULD ALLOW MR. OBUS TO OFFER CONCRETE SUGGESTIONS FOR DEVELOPING AND EXECUTING A BUSINESS PLAN CAPABLE OF GENERATING CONSISTENT PROFITS. A POSITION ON THE BOARD WOULD ALSO ALLOW MR. OBUS TO MONITOR THE BOARD'S CONTINUED EVALUATION OF THE COMPANY'S RELATIONSHIP WITH FIRST EQUITY (INCLUDING WHETHER MAINTAINING THE COMPANY'S HEADQUARTERS IN WESTPORT IS BENEFICIAL OR DETRIMENTAL). Finally, if the Company does not develop and execute a profitable business plan within a reasonable time, Mr. Obus could bring to the Board's attention alternative strategies for releasing value to outside Shareholders, such as a sale, merger, or going-private transaction.

Although management, through First Equity, has voting power over more than 50% of the Company's shares, your vote is important. THE GROUP BELIEVES THAT FAVS' MANAGEMENT SHOULD LISTEN TO OUTSIDE SHAREHOLDERS AND FEEL COMPELLED TO ELECT MR. OBUS TO THE BOARD IF THEY DETERMINE THAT HE IS RECEIVING THE SUPPORT OF OUTSIDE SHAREHOLDERS. THEREFORE IT IS IMPORTANT THAT AS MANY OUTSIDE SHAREHOLDERS AS POSSIBLE VOTE IN FAVOR OF MR. OBUS' ELECTION.

                          ELECTION OF THE GROUP NOMINEE

THE BOARD CURRENTLY CONSISTS OF FIVE MEMBERS WITH ONE VACANCY. TWO SEATS ON THE BOARD ARE UP FOR ELECTION AT THE ANNUAL MEETING.

At the Annual Meeting, the Group will seek to elect Nelson Obus, who has consented to being named in this Proxy Statement and to serving as a director if elected, to fill one of the open director seats, in opposition to one of the Company's nominees. Mr. Obus will be elected if he receives more affirmative votes than at least one of management's nominees. Proxies withholding authority to vote for Mr. Obus and broker non-votes will not count as affirmative votes for Mr. Obus. If elected, Mr. Obus would be entitled to serve a three-year term ending in 2007.

YOU MUST SIGN AND RETURN THE GROUP'S GREEN PROXY CARD TO VOTE FOR MR. OBUS.

NELSON OBUS

Nelson Obus, age 57, has co-managed Wynnefield Partners LP since its inception in November 1992, Wynnefield Partners LP I since its inception in July 1997, and Wynnefield Value Fund since its inception in January 1997. Mr. Obus has served as president of WCI and as co-managing member of WCM since 1992. From February 1990 until September 1992 he was Research Director of Schafer Capital Management, Inc., and Schafer Cullen Management, Inc. Prior thereto, Mr. Obus worked at Lazard Freres & Co. for eight years as an analyst, account executive, and research director in its institutional sales department. He received a B.A. from

New York University and an M.A. and A.B.D. from Brandeis University in Politics. Before working in the financial sector, Mr. Obus worked as an educator and land manager in the environmental field. He currently serves on the board of directors of Sylvan Inc. (Nasdaq: SYLN), and Layne Christensen Company (Nasdaq:
LAYN).

If Mr. Obus is unable to serve as a director, he, as the named proxy on the attached GREEN card, or his designee will vote for the election of another nominee as may be proposed by the Group.

The Wynnefield Group strongly recommends a vote "FOR" the election of Nelson Obus as director. The Group recommends that you vote to protect your interest as a Shareholder of First Aviation Services, Inc., by signing, dating, and returning the GREEN proxy card today.

                              SHAREHOLDER PROPOSAL

The  Wynnefield   Group  submitted  the  following   Shareholder   proposal  for
consideration at the Annual Meeting:

      "The Company's stockholders recommend that the board of directors take steps to provide for cumulative voting for directors."

WHY ARE WE PROPOSING CUMULATIVE VOTING?

The Company's CEO and Chairman, through First Equity, currently elect the entire board of directors. THE WYNNEFIELD GROUP AND OTHER OUTSIDE SHAREHOLDERS HAVE NO PRACTICAL OPPORTUNITY TO ELECT A DIRECTOR OF THEIR CHOOSING.

We think all outside Shareholders would be better represented by a Board with at least one director elected by Shareholders other than First Equity. A Board representative elected by outside Shareholders could bring fresh perspective to addressing the Company's failure to develop and execute a consistently profitable business plan, and the questionable benefit to Shareholders of the Company's relationship with First Equity, as described earlier in this proxy statement.

HOW WOULD CUMULATIVE VOTING HELP?

Cumulative voting allows a Shareholder to cast a number of votes equal to the number of shares held multiplied by the number of directors being elected. A Shareholder may direct all of its votes to a single nominee or split its votes among several nominees (for example, 1,000 shares times two directors provides 2,000 votes that can be cast for one nominee). UNDER CUMULATIVE VOTING, 33.4% OF THE COMPANY'S STOCK COULD ELECT A NOMINEE IN YEARS WHEN TWO DIRECTORS ARE UP FOR ELECTION.

VOTE REQUIRED AND RECOMMENDATION

Approval of the Shareholder proposal will require the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. In calculating whether the proposal has received the required majority, abstentions will have the same effect as a no vote. Broker non-votes, while counting towards establishing a quorum, will not be counted as shares entitled to vote on the proposal and will therefore have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

A VOTE FOR CUMULATIVE VOTING WILL SEND A STRONG MESSAGE TO THE COMPANY AND ITS MANAGEMENT THAT OUTSIDE SHAREHOLDERS WANT A FRESH PERSPECTIVE ON THE BOARD. THEREFORE IT IS IMPORTANT THAT AS MANY OUTSIDE SHAREHOLDERS AS POSSIBLE VOTE IN FAVOR OF THE SHAREHOLDER PROPOSAL.

THE WYNNEFIELD GROUP STRONGLY RECOMMENDS A VOTE "FOR" THE SHAREHOLDER PROPOSAL FOR CUMULATIVE VOTING IN DIRECTOR ELECTIONS. THE GROUP RECOMMENDS THAT YOU VOTE TO PROTECT YOUR INTEREST AS A SHAREHOLDER OF FIRST AVIATION SERVICES, INC., BY SIGNING, DATING, AND RETURNING THE GREEN PROXY CARD TODAY.

                                    AUDITORS

The Group supports ratification of the appointment of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending January 31, 2005.

                 CERTAIN INFORMATION REGARDING THE PARTICIPANTS

Neither any Group member, the Group Nominee, nor any associate of any Group member or the Group Nominee has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a Shareholder of the Company or, with respect to the Group Nominee, as a nominee for director.

Each of the members of the Group is a party to a Joint Filing Agreement, dated as of April 15, 2004 (the "13D Joint Filing Agreement"), pursuant to which the parties agreed to file jointly on Schedule 13D with respect to their ownership of the Company's Common Stock. Except for the 13D Joint Filing Agreement and as otherwise described herein, neither any Group member nor the Group Nominee is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies).

Except as described herein, neither any Group member, the Group Nominee, nor any associate of any Group member or the Group Nominee: (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company's last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000; (2) has borrowed any funds for the purpose of acquiring or holding any securities of the Company; (3) has any arrangement or understanding with any person regarding any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (4) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

Additional information concerning the Group and the Group Nominee, including, but not limited to, beneficial ownership of and transactions in the Common Stock, is set forth in Appendices A and B hereto. Each of the individuals listed in Appendix A is a citizen of the United States.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Nelson Obus did not timely report on Form 4 the purchase of 7,500 shares of Common Stock by the Plan on November 20, 1998.

OTHER MATTERS

The Company's proxy statement, when mailed, is expected to contain information regarding: (1) securities ownership of certain beneficial owners and management;
(2) meetings and committees of the Board; (3) the background of the Company's nominees for the Board; (4) the compensation and remuneration paid and payable to the Company's directors and management; (5) stock price performance; (6) voting procedures, including the share vote required for approval or election, at the Annual Meeting; (7) the submission of Shareholder proposals at the Company's 2005 annual meeting of Shareholders; and (8) information regarding fees and services of the Company's independent auditors. The Group has no knowledge of the accuracy of the Company's disclosures in its proxy materials.

                             SOLICITATION; EXPENSES

Proxies may be solicited by the Group by mail, advertisement, telephone, facsimile, and personal solicitation. Phone calls will be made to individual Shareholders by Nelson Obus, certain of his administrative personnel, and employees of MacKenzie Partners, Inc. Mr. Obus will be principally responsible for soliciting proxies for the Group, and certain of his administrative personnel will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Group's solicitation material to their customers for whom they hold shares and the Group will reimburse them for their reasonable out-of-pocket expenses.

The Group has retained MacKenzie Partners, Inc., to assist in the solicitation of proxies and for related services. The Group will pay MacKenzie Partners, Inc., up to $______________ for its services and has agreed to reimburse it for its reasonable out-of-pocket expenses. The Group will provide indemnification of MacKenzie Partners, Inc., under certain circumstances. Approximately ____ employees of MacKenzie Partners, Inc., will be involved in the solicitation of proxies.

The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Group.

Although  no  precise  estimate  can be  made at the  present  time,  the  Group currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Group will be approximately $______, of which approximately $______ has been incurred to date. The Group intends to seek reimbursement from the Company for those expenses incurred by the Group in connection with this Proxy Solicitation, if the Group Nominee is elected, but does not intend to submit the question of such reimbursement to a vote of the Shareholders.

                        VOTING AND REVOCATION OF PROXIES

For the proxy solicited hereby to be voted, the enclosed GREEN proxy card must be signed, dated, and returned to the Group c/o MacKenzie Partners, Inc., in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Group Nominee, you must submit the enclosed GREEN proxy card and must NOT submit the Company's proxy card. If you have already returned the Company's proxy card, you have the right to revoke it by signing, dating, and mailing the enclosed GREEN proxy card. If you later vote on the Company's proxy card (even if it is to withhold authority to vote for the Company's nominees), you will revoke your previous vote for the Group Nominee. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. WE URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE COMPANY.

Execution of a GREEN proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by: (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Group or to the Company; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

Although a revocation will be effective only if delivered to the Company, the Group requests that either the original or a copy of all revocations be mailed to The Wynnefield Group c/o MacKenzie Partners, Inc., at 105 Madison Avenue, New York, NY 10016, so that the Group will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of the Group Nominee as a director have been received. The Group may contact Shareholders who have revoked their proxies.

Shares of Common Stock represented by a valid, unrevoked GREEN proxy card will be voted as specified. Shares represented by a GREEN proxy card where no specification has been made will be voted FOR the Group Nominee, FOR the proposal for cumulative voting, and FOR Ernst & Young LLP, as auditors.

Except as set forth in this Proxy Statement, the Group is not aware of any other matter to be considered at the Annual Meeting. The person named as proxy on the enclosed GREEN proxy card will, however, have discretionary voting authority as such proxy regarding any other business that may properly come before the Annual Meeting. The proxy may exercise discretionary authority only as to matters unknown to the Group a reasonable time before this Proxy Solicitation.

If your shares are held in the name of a brokerage firm, bank, or nominee, only such brokerage firm, bank, or nominee can vote such shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date, and mail the voting instruction form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, or nominee on the Annual Meeting Record Date, you will need to give appropriate instructions to such institution if you want to revoke your proxy. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

Only holders of record of Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a Shareholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the GREEN proxy card, even if you sell such shares after such date.

The Group believes that it is in your best interest to elect the Group Nominee as a director at the Annual Meeting and approve the proposal for cumulative voting. THE GROUP STRONGLY RECOMMENDS A VOTE FOR THE GROUP NOMINEE, FOR THE PROPOSAL FOR CUMULATIVE VOTING, AND FOR THE PROPOSED AUDITORS.

                              THE WYNNEFIELD GROUP

If you have any questions, or need further assistance, please call:

           Lawrence E. Dennedy          Nelson Obus
           Daniel M. Sullivan           The Wynnefield Group
           MacKenzie Partners, Inc.     450 Seventh Avenue, Suite 509
           105 Madison Avenue           Phone:  (212) 760-0134
           New York, NY  10016
           Phone:  (800) 322-2885

                                   APPENDIX A

                      THE WYNNEFIELD GROUP AND ITS NOMINEE

The participants who comprise the Group own in the aggregate 2,168,444 shares of Common Stock, representing approximately 29.8% of the shares outstanding, and are as follows:

Wynnefield Capital Management, LLC ("WCM"), is a New York limited liability company engaged in the business of investing in securities. Its principal business address is 450 Seventh Avenue, Suite 509, New York, New York 10123. Nelson Obus and Joshua H. Landes are co-managing members of WCM and share discretion over disposition and voting of its investments in securities.

Wynnefield Capital, Inc. ("WCI"), is a Delaware corporation engaged in the business of investing in securities. Its principal business address is 450 Seventh Avenue, Suite 509, New York, New York 10123. Mr. Obus and Mr. Landes, as principal executive officers of WCI, share discretion over disposition and voting of its investments in securities.

Wynnefield Capital, Inc. Profit Sharing Plan is an employee profit-sharing plan of WCI. Its principal business address is 450 Seventh Avenue, Suite 509, New York, New York 10123. Mr. Obus and Mr. Landes share power to vote and dispose of the Plan's investments in securities.

Wynnefield Partners Small Cap Value, L.P. ("Wynnefield Partners LP"), is a Delaware limited partnership engaged in the business of investing in securities. Its principal business address is 450 Seventh Avenue, Suite 509, New York, New York 10123. WCM is general partner of Wynnefield Partners LP, and Mr. Obus and Mr. Landes share discretion over disposition and voting of Wynnefield Partners LP's investments in securities as co-managing members of WCM.

Wynnefield Partners Small Cap Value, L.P. I ("Wynnefield Partners LP I"), is a Delaware limited partnership engaged in the business of investing in securities. Its principal business address is 450 Seventh Avenue, Suite 509, New York, New York 10123. WCM is general partner of Wynnefield Partners LP I, and Mr. Obus and Mr. Landes share discretion over disposition and voting of Wynnefield Partners LP I's investments in securities as co-managing members of WCM.

Wynnefield Small Cap Value Offshore Fund, Ltd. ("Wynnefield Value Fund"), is a private investment company organized under the laws of the Cayman Islands. Its principal business address is 450 Seventh Avenue, Suite 509, New York, New York 10123. WCI is the sole investment manager of Wynnefield Value Fund, and Mr. Obus and Mr. Landes share discretion over disposition and voting of Wynnefield Value Fund's investments in securities as principal executive officers of WCI.

Nelson Obus is an investment manager and is president of WCI and co-managing member of WCM. Mr. Obus also serves on the board of directors of Sylvan Food Holdings, Inc., and Layne Christensen Company. His business address is 450 Seventh Avenue, Suite 509, New York, New York 10123.

Joshua H. Landes is an investment manager and is vice president of WCI and co-managing member of WCM. His business address is 450 Seventh Avenue, Suite 509, New York, New York 10123.

The following table sets forth information regarding holdings of Common Stock by members of the Group (who together constitute a "group" as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 and thereby may be deemed to each share voting and dispositive power with respect to Common Stock owned directly by any member of the Group):

Participant and Address                         Shares Held       Percent of
                                                Beneficially         Class
Wynnefield Partners Small Cap Value, L.P.(1)     2,168,444            29.8%
450 Seventh Avenue, Suite 509
New York, New York 10123

Wynnefield Partners Small Cap Value, L.P. I(2)   2,168,444            29.8%
450 Seventh Avenue, Suite 509
New York, New York 10123

Wynnefield Small Cap Value                       2,168,444            29.8%
   Offshore Fund, Ltd.(3)
450 Seventh Avenue, Suite 509
New York, New York 10123

Nelson Obus (4)                                  2,168,444            29.8%
450 Seventh Avenue, Suite 509
New York, New York 10123

Joshua H. Landes(5)                              2,168,444            29.8%
450 Seventh Avenue, Suite 509
New York, New York 10123

Wynnefield Capital Management, LLC(6)            2,168,444            29.8%
450 Seventh Avenue, Suite 509
New York, New York 10123

Wynnefield Capital, Inc.(7)                      2,168,444            29.8%
450 Seventh Avenue, Suite 509
New York, New York 10123

Wynnefield Capital, Inc. Profit Sharing Plan(8)  2,168,444            29.8%
450 Seventh Avenue, Suite 509
New York, New York 10123

_______________________

(1) Wynnefield Partners Small Cap Value, L.P., owns 744,258 shares of Common Stock directly.

(2) Wynnefield Partners Small Cap Value, L.P. I, owns 910,834 shares of Common Stock directly.

(3) Wynnefield Small Cap Value Offshore Fund, Ltd., owns 405,852 shares of Common Stock directly.

(4)   Nelson Obus owns 100,000 shares of Common Stock directly.

(5) Wynnefield Capital Management, LLC, does not directly own any shares of Common Stock.

(6)   Wynnefield  Capital,  Inc.,  does not  directly  own any  shares of Common
      Stock.

(7)   Joshua H. Landes does not directly own any shares of Common Stock.

(8) Wynnefield Capital, Inc. Profit Sharing Plan owns 7,500 shares of Common Stock directly.

No member of the Group owns any shares of the Common Stock of record but not beneficially.

                                   APPENDIX B
              TRANSACTIONS OF WYNNEFIELD GROUP IN THE COMMON STOCK

The following transactions are the only transactions during the past two years with regard to any Group member:

Wynnefield Partners Small Cap Value, L.P.

Date                  Buy/Sell     Number of Shares  Price Per Share     Total
07/23/2002               Buy          2,000             $4.45        $  8,900.00
10/09/2002               Buy            700             $3.75        $  2,625.00
01/14/2003              Sell          7,500             $5.25        $ 39,375.00

Wynnefield Partners Small Cap Value, L.P. I

Date                  Buy/Sell     Number of Shares  Price Per Share     Total
05/13/2002               Buy          1,000             $4.77        $  4,770.00
07/16/2002               Buy            100             $4.65        $    465.00
07/26/2002               Buy          1,200             $4.60        $  5,520.00
07/31/2002               Buy            500             $4.80        $  2,400.00
10/09/2002               Buy            900             $3.75        $  3,375.00
01/14/2003              Sell          7,500             $5.25        $ 39,375.00

Wynnefield Small Cap Value Offshore Fund, Ltd.

Date                  Buy/Sell     Number of Shares  Price Per Share     Total
06/19/2002               Buy            100             $5.02        $    502.00
08/22/2002               Buy            200             $4.32        $    864.00
08/23/2002               Buy            452             $4.35        $  1,966.20
08/27/2002               Buy          2,500             $4.22        $ 10,550.00
10/09/2002               Buy            400             $3.75        $  1,500.00

Channel Partnership II, L.P.1

Date                  Buy/Sell     Number of Shares  Price Per Share     Total
06/28/2002               Buy            200             $4.75        $    950.00
07/19/2002               Buy            500             $4.65        $  2,325.00
01/08/2003              Sell          5,000             $5.37        $ 26,850.00
01/09/2003              Sell         13,700             $5.29        $ 72,473.00
01/09/2003              Sell          4,000             $5.35        $ 21,400.00
01/09/2003              Sell          1,000             $5.40        $  5,400.00

Such shares of Common Stock were paid for from the working capital of each entity in the Group. Each entity in the Group maintains a separate investment fund, consisting of capital contributions from their respective partners and investors and capital appreciation derived therefrom for the principal purpose of buying and selling securities (including financial and money market instruments) and interests in domestic and foreign securities, including, without limitation, convertible securities, stock index futures contracts, options, puts and calls, and stock warrants.

--------
1 Nelson Obus had sole discretion over disposition and voting of Channel Partnership II, L.P.'s ("Channel's"), investments in securities. Channel is not identified as a participant in the Group because it ceased to own any shares of the Common Stock as of January 9, 2003.

                                    P R O X Y


        THIS PROXY IS SOLICITED BY THE WYNNEFIELD GROUP IN OPPOSITION TO
             THE BOARD OF DIRECTORS OF FIRST AVIATION SERVICES, INC.


                          FIRST AVIATION SERVICES, INC.

                       2004 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Nelson Obus, as proxy with full power of substitution, to vote in the name of and as proxy for the undersigned at the 2004 Annual Meeting of First Aviation Services, Inc. (the "Company"), and at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to cast if personally present on the following matters:

1.    ELECTION OF DIRECTORS - To elect NELSON OBUS as a director of the Company:

      FOR ___     WITHHOLD ___

To withhold authority to vote for the election of Nelson Obus, place an X next to Withhold.


2.    SHAREHOLDER PROPOSAL FOR CUMULATIVE VOTING IN DIRECTOR ELECTIONS:

      FOR ___     AGAINST ___ ABSTAIN ___


3. APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 31, 2005:

      FOR ___     AGAINST ___ ABSTAIN ___


IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Shareholders signing and returning this proxy will not be able to vote for either of the Company's nominees for director and, therefore, will be precluded from voting for any nominee to one of the two positions up for election on the Company's Board. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF NELSON OBUS AS DIRECTOR, "FOR" THE SHAREHOLDER PROPOSAL FOR CUMULATIVE VOTING IN DIRECTOR ELECTIONS, AND "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith. The proxy may exercise discretionary authority only as to matters unknown to the Wynnefield Group a reasonable time before their proxy solicitation.

Please sign exactly as your name appears hereon or on your proxy card previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated: _______________________________, 2004

                                    ___________________________________________
                                          (Signature)
                                    ___________________________________________
                                          (Signature, if jointly held)

                                    Title: ____________________________________


               PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.